UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

Stratasys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13400	36-3658792
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14950 Martin Drive, Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 937-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.02	Results of Operations and Financial Condition.

On April 27, 2006, Stratasys, Inc. (the “Company”) announced its financial results for the first quarter ended March 31, 2006. A copy of the press release announcing the results is furnished as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”).

The press release includes references to earnings per share and diluted earnings per share on a non-GAAP basis. It also includes guidance for 2006 relating to diluted earnings per share on a non-GAAP basis. These non-GAAP financial measures exclude stock-based employee compensation costs and are reconciled to earnings per shares on a GAAP basis. The Company uses the foregoing non-GAAP measures in an effort to give information that investors may deem relevant to the Company’s operations and comparative performance; primarily the identification and exclusion of expenses associated with stock-based compensation required under SFAS 123R. These non-GAAP disclosures should not, however, be viewed as a substitute for GAAP measures, nor should they be viewed in direct comparison with non-GAAP measures of other companies.

In accordance with General Instruction B.2 of Form 8-K, the information in this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Stratasys, Inc. on April 27, 2006 regarding financial results for the first quarter ended March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATASYS, INC. (Registrant)

Date: April 27, 2006	By:	/s/ Robert F. Gallagher
Robert F. Gallagher
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Stratasys, Inc. on April 27, 2006 regarding financial results for the first quarter ended March 31, 2006.